Exhibit 4.2
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SUBSCRIPTION AGREEMENT
     THIS SUBSCRIPTION AGREEMENT is made effective this 17th day of November, 2005, by and between US BioEnergy Corporation, a South Dakota corporation (the “Company”) and CHS Inc., a Minnesota corporation (“CHS”).
WITNESSETH:
     In consideration of the mutual promises contained here, and other good and valuable consideration, the Company and CHS hereby agree as follows:
     1. Purchase and Delivery. Subject to the terms and conditions of this Agreement, the Company sells to CHS and CHS purchases from the Company as of the Closing Date (as defined below) 35,000,000 shares of Class A Common Stock, $.01 par value of the Company (the “Class A Stock”) at a purchase price of $1.00 per share for an aggregate purchase price of $35,000,000.
     2. Closing.
     (a) Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lindquist & Vennum, 80 South Eighth Street, Suite 4200, Minneapolis, Minnesota 55402 or at such other place as may be mutually acceptable to the parties. The Closing shall occur as of 12:01 a.m. on the date of this Agreement or such other different time or day as may be mutually acceptable to CHS and the Company (the “Closing Date”).
     (b) Closing Procedures. At the Closing, the Company will deliver to CHS a certificate representing the Class A Stock purchased by CHS dated the Closing Date and registered in the name of CHS. At the Closing, CHS shall deliver the aggregate price for the Class A Stock stated in Section 1 by wire transfer on the Closing Date to an account designated by the Company.
     3. Certain Representations of CHS. In order to induce the Company to sell the Class A Stock to CHS, CHS hereby represents and warrants to the Company as of the Closing Date as follows:
     (a) Securities Representations.
          (i) Information About the Company. CHS has received and fully reviewed the Amended and Restated Confidential Private Placement Memorandum dated May 31, 2005, including all appendices or exhibits thereto (the “Memorandum”). CHS acknowledges and understands that the Memorandum speaks only as of May 31, 2005 and does not contain all of the information that the Company would be obligated to include in a registration statement filed with the Securities and Exchange Commission (the “Commission”). CHS has had an opportunity to obtain, and has received, from the Company such additional information regarding the terms and conditions of the sale of securities by this Agreement as it deemed necessary. CHS has had an opportunity to ask such questions of, and receive answers from, the Company regarding the terms and conditions of the sale of securities by this Agreement to the extent deemed necessary by CHS. CHS believes it has sufficient knowledge about the business, management and financial affairs of the Company and the terms and conditions of the purchase of the Class A Stock contemplated hereby. Without limiting the generality of the foregoing, CHS understands that the Company is a recently formed development stage company with virtually no operating history, has incurred a substantial loss since its inception and may continue to lose money and will be required to obtain substantial additional debt financing before it can begin construction on and operation of any of its proposed ethanol plants.

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          (ii) High Degree of Risk. CHS acknowledges that an investment in the Class A Stock involves a high degree of risk, including, but not limited to, the risk that CHS may receive no return on its investment in the Class A Stock and the risk that CHS may of lose its entire investment in the Company. CHS is able to bear the economic risk of investment in the Class A Stock, including the total loss of such investment.
          (iii) No Market for Class A Stock; Restrictions on Transfer. CHS acknowledges that (A) there are substantial restrictions on the transfer of the Class A Stock, both under the Securities Act of 1933, as amended (the “Act”) and applicable state securities laws (the “State Laws”); (B) there is not currently, and it is unlikely that in the future there will exist, a public market for the Class A Stock; and (C) accordingly, for the above and other reasons, CHS may not be able to liquidate an investment in the Class A Stock for an indefinite period. CHS realizes that the Class A Stock has not been registered for sale under the Act or State Laws. CHS acknowledges and agrees that the Class A Stock may be resold only pursuant to registration under the Act and the State Laws, or an opinion of counsel acceptable to the Company that such registration is not required.
          (iv) Suitability. CHS believes that an investment in the Class A Stock is suitable for CHS based upon CHS’s investment objectives and financial needs, and CHS has adequate means for providing for its current financial needs and particular contingencies and has no need for liquidity of investment with respect to the Class A Stock. CHS has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Class A Stock and CHS has obtained, to the extent CHS deems necessary, its own professional advice with respect to the risks inherent in an investment in the Class A Stock, and the suitability of an investment in the Class A Stock in light of CHS’s financial condition and investment needs.
          (v) Investment Intent. CHS has been advised that the Class A Stock is not being registered under the Act or the State Laws and is being offered and sold pursuant to exemptions from such laws and that the Company’s reliance upon such exemptions is predicated in part on CHS’s representations as contained herein. CHS is purchasing the Class A Stock for its own account for investment and without the intention of reselling or redistributing the same. CHS has made no agreement with any other party regarding the sale, transfer, assignment, pledge or hypothecation of the Class A Stock and CHS’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Class A Stock in the foreseeable future. CHS is aware that, in the view of the Commission, the purchase of the Class A Stock with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Class A Stock and for which the Class A Stock was pledged as security, would represent an intent inconsistent with the representations set forth above. CHS further represents and agrees that if, contrary to the foregoing stated intentions, CHS should later desire to dispose of or transfer any of the Class A Stock in any it will not do so without first obtaining (A) the opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Class A Stock pursuant to the Act and the State Laws, or (B) such registration (it being expressly understood that the Company shall not have any obligation to register such Class A Stock for such purpose).
          (vi) No General Solicitation. CHS has not received any general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) in connection with its purchase of the Class A Stock. CHS has not engaged in any public solicitation or advertisement with respect to the Class A Stock. To the extent that CHS received information from Roland “Ron” J. Fagen, Gordon W. Ommen, Steven P. Myers, O. Wayne Mitchell, Brian Thome, Chad D. Hatch, Jill L. Wilts or Jennifer A. Johnson acting as officers of the Company, CHS acknowledges that such individuals are acting strictly in their capacity as officers of the Company, and not as employees or

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agents of Capitaline Advisors, LLC, Global Ethanol, Inc., Fagen, Inc., US Bio Resource Group, LLC or any other entity.
          (vii) Domicile. CHS is duly organized under the laws of, and is in good standing in, the state of Minnesota. CHS has its principal office within the state of Minnesota.
          (viii) Qualification as an Accredited Investor. CHS is an “accredited investor” as that term is defined by Rule 501 under the Act. CHS was not organized for the specific purpose of acquiring the Class A Stock.
     (b) Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by CHS, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.
     (c) Tax Liability. CHS has reviewed with CHS’s own tax advisors the tax consequences of an investment in the Class A Stock and the transactions contemplated by this Agreement, and has and will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. CHS understands that CHS (and not the Company) shall be responsible for CHS’s own tax liability that may arise as a result of its investment in the Class A Stock or the transactions contemplated by this Agreement.
     (d) Dilution. CHS acknowledges that the offering price per share materially exceeds amounts paid by some prior purchasers of the Company’s securities and that CHS will experience substantial dilution in the per share book net tangible book value of the Class A Stock.
     (e) Counsel. CHS acknowledges that Lindquist & Vennum P.L.L.P. is legal counsel to the Company, whose interests are in conflict with those of CHS, and that Lindquist & Vennum P.L.L.P., as counsel for the Company, does not represent CHS or CHS’s interests in connection with the purchase of the Class A Stock, and that CHS has had timely opportunity to have CHS’s own legal counsel advise CHS regarding the purchase of the Class A Stock.
     (f) Due Authorization. This Agreement has been duly authorized by all necessary action on the part of CHS, has been duly executed by an authorized officer or representative of CHS, and is a legal, valid, and binding obligation of CHS enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the articles of incorporation or by-laws of CHS or violate any legal requirement or order applicable to CHS.
     4. Lock-Up. CHS agrees that, if requested by the Company or the managing underwriter of any initial public offering by the Company of the Class A Stock or other securities of the Company pursuant to a registration statement filed with the Commission under the Act (an “IPO”), CHS shall not sell publicly or otherwise transfer or dispose of any securities of the Company held by CHS for a specified period of time (not to exceed 180 days) following the effective date of such registration statement (the “IPO Date”). CHS shall execute such lock-up agreements as the Company or the managing underwriter may reasonably require in connection with this Section 4.
     5. Restrictive Legend. CHS also acknowledges and agrees that the Company shall place a restrictive legend on any certificate representing any of the Class A Stock containing substantially the following language:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT

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BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
     CHS agrees that, to enforce the above legend, the Company may place a stop transfer order with its registrar and transfer agent covering all certificates representing any of the Class A Stock.
     6. Non-Solicitation. Notwithstanding Section 8(b), as long as CHS (a) has the right to appoint at least one director to the Board of Directors of the Company (the “Board”) and (b) CHS beneficially owns less than 30% of the outstanding voting securities of the Company, CHS will not, without the prior approval of the Board, directly or indirectly, initiate, propose, make or participate in any solicitation of proxies (other than granting its proxy) to vote, or seek to influence any person with respect to for any candidate for election to the Board; provided that CHS shall not be prohibited from voting any Class A Stock owned by it for any candidate for election to the Board.
     7. Certain Representations of the Company. In order to induce CHS to purchase the Class A Stock from the Company, the Company hereby represents and warrants to CHS as of the Closing Date follows:
     (a) Capitalization. The authorized shares of capital stock of the Company consist of 475,000,000 shares, of which there are authorized 400,000,000 shares Class A Stock, 25,000,000 shares of Class B Common Stock, $0.01 par value per share (the “Class B Stock”) and 50,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”). There are 88,360,500 shares of Class A Stock, no shares of Class B Stock and no shares of Preferred Stock issued and outstanding. Attached to this Agreement at Schedule 7(a) is a true and accurate list of all of the owners of shares of capital stock, or rights to acquire shares of capital stock, of the Company and the number of shares owned or which each person may acquire. Except as stated above or in Schedule 7(a), there is no capital stock, nor rights to acquire capital stock of the Company authorized or issued and outstanding.
     (b) Status of Capital Stock. All of the issued and outstanding Class A Stock of the Company has been duly and validly authorized and issued and is fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights of any stockholder or any applicable securities law. There are no preemptive or similar rights in respect of any capital stock of the Company.
     (c) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of South Dakota and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. The Company and of its subsidiaries is in good standing in each jurisdiction shown in Schedule 7(c), and neither the Company nor any subsidiary is required to qualify to do business as a foreign corporation in any other jurisdiction in which the failure to so qualify would have a material adverse effect. For purposes of this Agreement, “subsidiary” includes any corporation, partnership, limited liability company, joint venture, association or other unincorporated organization or entity, in which the Company owns, directly or indirectly, 50% of the outstanding voting power or equity interest therein.
     (d) Due Authorization. The Company has all requisite power and authority under applicable law to execute and deliver this Agreement and to perform the transactions contemplated hereby. Other than the approval of the Company’s Board of Directors, which approval has been obtained, no other approval of any kind is necessary under applicable law for the execution, delivery and performance of this

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Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to general limitations on the availability of equitable remedies and the effect of bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors’ rights.
     (e) No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the articles of incorporation or by-laws of the Company or any subsidiary, or violate any legal requirement or order applicable to the Company or any subsidiary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any third-party action with respect to the Company or any subsidiary under, or conflict with or constitute a default under, or result in the acceleration or right of acceleration of any obligations, or any termination or right of termination under, as of the date hereof or as of the Closing Date, any contract. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind upon or give any person any interest or right in or with respect to any of the properties, assets, business or contracts of the Company or any subsidiary, or to any of the Class A Stock.
     8. Covenants of the Company.
     (a) Financial Information. The Company shall deliver to CHS: (i) on or before 30 days following the end of each month, unaudited financial statements for the month then-ended and (ii) on or before 120 days following the Company’s fiscal year end, audited financial statements of the Company and its subsidiaries for the fiscal year then-ended, including a consolidated balance sheet, consolidated statement of earnings, consolidated statement of capital and consolidated statement of cash flow. The obligations of the Company pursuant to this paragraph will terminate immediately upon the IPO Date.
     (b) Appointments.
     (i) Appointment of Directors; Committee Members and Managers. For so long as CHS beneficially owns (A) at least 15% but less than 25% of the outstanding Class A Stock, CHS shall have the right to appoint one director to serve on the Board of Directors of the Company (the “Board”); (B) at least 25% of the outstanding Class A Stock, CHS shall have the right to appoint two directors to serve on the Board; and (C) at least 15% of the outstanding Class A Stock, CHS shall have the right to appoint one person CHS has also appointed to serve as a director of the Board to serve as a member on the Executive Committee to the Board (the “Executive Committee”) and as a member of the Board of Managers of each of US Bio Albert City, LLC, Superior Corn Products, LLC and United Bio Energy, LLC (collectively, the “Boards of Managers”).
     (ii) Termination of Right. The appointment rights granted by Section 8(b)(i) shall terminate upon, and all persons appointed by CHS pursuant to Section 8(b)(i) shall serve until, the first meeting of stockholders of the Company following the IPO Date; provided that the Company shall have no obligation to nominate a person appointed by CHS for election as a director of the Company at the first meeting of stockholders of the Company following the IPO Date.
     (iii) Rights With Respect to Appointments; Cooperation. So long as CHS is entitled to appoint a director, committee member or manager pursuant to Section 8(b)(i), (A) any vacancy on the Board, Executive Committee or Boards of Managers created by the resignation, removal, incapacity or death of any person appointed by CHS shall be filled by CHS; (B) the Company shall promptly take any and all actions in its power necessary to cause the election, appointment

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or removal, as directed by CHS, of any person appointed by CHS to the Board, the Executive Committee or the Boards of Managers, as the case may be; and (C) the Company shall use its best efforts to cause the person(s) appointed by CHS to be elected as a director of the Company at any and all meetings of stockholders at which directors are required to be elected under South Dakota law and shall use its best efforts to cause the person appointed by CHS to be elected as a member of the Executive Committee and the Boards of Managers.
     (iv) Status of Appointees. The persons appointed by CHS pursuant to Section 8(b)(i) shall have the same powers, privileges, rights and immunities as other members of the Board, the Executive Committee or the Boards of Managers, as the case may be.
     (v) Initial Board Appointees. The parties agree that CHS beneficially owns 28.37% of the outstanding Class A Stock immediately as of the Closing Date after giving effect to the transactions contemplated by this Agreement. As of the Closing Date and pursuant to its rights under Section 8(b)(i), the two directors appointed by CHS to the Board shall initially be Dennis Wendland and Donald Olson and, of these two directors, Dennis Wendland shall initially be appointed to the Executive Committee and the Boards of Managers.
     (c) Delivery of Proxies. The Company shall cause a proxy in the form attached hereto as Schedule 8(c) to be delivered as of the Closing Date by the following stockholders of the Company: US Bio Resource Group, LLC and Fagen Management, LLC. In addition, the Company shall cause a proxy in the form attached hereto as Schedule 8(c) to be delivered as of the Closing Date by the following holders of options to purchase Class A stock of the Company: Capitaline Advisors, LLC and Global Ethanol, Inc.
     9. Miscellaneous.
     (a) Survival of Representations and Warranties; Indemnification. The parties agree that the agreements, representations and warranties of each party shall survive and remain in full force and effect after the execution of this Agreement and after payment for and delivery of the Class A Stock. Each party agrees to indemnify and hold harmless the other party from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of this Agreement by such party.
     (b) No Assignment; Binding Effect. Neither this Agreement, nor any interest herein, shall be assignable by either party without prior written consent of the other. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.
     (c) Choice of Law. This Agreement shall be construed and interpreted in accordance with South Dakota law, without regard to its choice of law or conflicts of law provisions.
     (d) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, personally, by facsimile, by overnight courier or mailed first-class postage prepaid, registered or certified mail,

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if to CHS:	CHS Inc.	with copy to:	Lisa A. Zell, Esq.
	5500 Cenex Drive		CHS Inc.
	Inver Grove Heights, MN 55077		5500 Cenex Drive
	Facsimile: 651-355-4905		Inver Grove Heights, MN 55077
	Attn: Jay Debertin		Facsimile: (651) 355-4554

if to the Company:	US BioEnergy Corporation	with copy to:	April Hamlin, Esq.
	111 Main Avenue Suite 200		Lindquist & Vennum P.L.L.P.
	Brookings, SD 57006		4200 IDS Center
	Facsimile: (605) 696-3153		80 South 8th Street
	Attn: Gordon Ommen		Minneapolis, MN 55402
Facsimile: (612) 371-3207
and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
     (e) Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

US BIOENERGY CORPORATION
By:	/s/ GORDON OMMEN
Its: President

CHS INC.
By:	/s/ JAY D. DEBERTIN
Its: Executive V.P. and C.O.O.

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Schedules to Subscription Agreement between US BioEnergy Corporation and CHS Inc.

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Schedule 7(a) – Capitalization
US BioEnergy Corporation Class A Common Stock Ledger

Cert.
No.	Name of Shareholders	Number of Shares
26	Charles or Peggy Armbruster	50,000
27	K. Mitchell Bane	50,000
28	Earl T. or Mary H. Barks	50,000
29	Kevin L. Brodbeck	50,000
30	Larry D. Brodbeck or Marie A. Brodbeck	50,000
31	Tim or Tammy Brodbeck	50,000
32	Car Farms	50,000
33	Gerald and Patricia Clark	50,000
35	Doug D. or Susan L. Flessner	50,000
36	Brian and Becky Haskin	100,000
37	Robert M. Lund	50,000
38	Main Crop Ins.	50,000
39	Phil and Jane McClelland	100,000
40	MCM Holding Co., LLC	100,000
41	Schlicht Farms	50,000
42	Trustee of the Living Trust of Stephen J. Spitzley dated April 16, 1997	50,000
43	Timothy A. Spitzley or Emmy Jo Spitzley	50,000
44	Frank Stoick	50,000
45	Robert D. Zeeb	50,000
46	James E. Zook Living Trust	50,000
47	Kevin L. Brodbeck	100,000
48	Timothy A. Brodbeck	100,000
49	James E. Zook Living Trust	100,000
50	Fagen Management, LLC	2,000,000
51	David J. Vander Griend	1,650,000
52	Jeffrey Roskam	1,050,000
53	Randall Ives	300,000
54	Larry D. Brodbeck and Marie A. Brodbeck	94,000
55	Tim A. Brodbeck and Tammara Jo Brodbeck	100,000
56	Kevin L. Brodbeck	100,000
57	US Bio Resource Group, LLC	14,537,877
60	US Bio Resource Group, LLC	4,462,123
61	US Bio Resource Group, LLC	6,000,000
62	Jerry and Linda Collison	50,000
63	Nathan W. Anderson	100,000
64	Steve A. Christensen	7,500
65	Nancy C. Crabtree	50,000
66	Michelle Davis	5,000
67	Christopher Demitras	5,000
68	David E. Dykstra	50,000
69	Chad Haselhorst	32,500
70	Richard Kranick	15,000
71	Gregory P. Krissek	5,000
72	Kristi Lee	15,000
73	Michael F. Malecha	5,000
74	Anita L. Mead	5,000
75	Joshua L. Morrill	21,500
76	W. Craig Palmer	10,000
77	John F. Van Meter	5,000
	Albert City Elevator	2,000,000
	Paul Cherniawski	100,000
	Mark S. Hop	50,000
	John and Judith Locke	75,000
	Gordon L. Walkington and Jane L. Walkington	400,000
	Thomas M. Simon and Germaine I. Simon	75,000
	Edward D. Pylman	50,000
	Earl T. or Mary H. Barks	100,000
	Richard T. Cramer and Judy A. Cramer	50,000
	Ronald L. Spitzley	50,000
	Alvin R. Spitzley or Rosemary K. Spitzley	50,000
	Arnold Morren	100,000
	Bruce Pline and Irene Pline	50,000
	Stephen J. Spitzley and Vikki E. Spitzley	50,000
	Thomas M. Parker and Susanne K. Parker	50,000
	Jay Barnhart and Robin Barnhart	50,000
	Dale J. Wawersik	100,000
	MCM Holding Co., LLC	400,000
	James E. Voisinet	50,000
	Jack E.Shattuck	100,000
	George M. Young and Elizabeth P. Young	100,000
	Kent J. Haase and Lisa M. Haase	100,000
	William Boehme	500,000
	Douglas D. and Susan L. Flessner	50,000
	Brady Hill Farms, LLC	50,000
	Marlene K. and Carroll H. Wamhoff	50,000
	Wesley DeMots	100,000
	Dave Crumbaugh	125,000
	Todd or Diane Olson	125,000
	Brian Haskin and Rebecca L. Haskin	50,000
	Timothy A. Spitzley and Emmy Jo Spitzley	50,000
	Warren Eicher and Sylvia Eicher	150,000
	Steven L. Snortum and Jeri J. Bundy Snortum	75,000
	Kevin L. Brodbeck	175,000
	Timmerman Farms, LLC	100,000
	Larry D. Brodbeck and Marie A. Brodbeck	100,000
	Roger L. Lerg and Kimberlee M. Lerg	50,000
	Patrick J. Feldpausch	50,000
	Mary Genevieve Read	50,000
	John R. Howell Irrevocable Trust	500,000
	Dennis Ackerman	100,000
	Robert Lund	200,000
	Global Ethanol, Inc.	7,950,000
	Daniel Robert Riker	50,000
	Capitaline Renewable Energy II, LP	27,500,000
	Michael Day	50,000
	Jim or Dorothy Morgan	5,000,000
	Dave and Wendy Timmerman	100,000
	Thompson & Co. FBO Kevin Brodbeck IRA	75,000
	Debra Lynn Windemuller	50,000
	Ellis W. Day	50,000
	Thompson & Co. FBO Larry E. Neil IRA	100,000
	Tri-Co Services, Incorporated	50,000
	US Agri-Energy, LLC	8,410,000
	Frank A. and Sharol L. Stoick	50,000
Total:		88,360,500

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Schedule 7(c) – Organization

Entity Name	State(s) of Good Standing

US BioEnergy Corporation	South Dakota
Iowa
US Bio Albert City, LLC	Iowa

Superior Corn Products, LLC	Michigan

United Bio Energy, LLC	Kansas

UBE Fuels, LLC	Kansas
Arizona
California
Colorado
Connecticut
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Maryland
Michigan
Minnesota
Missouri
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin

UBE Grain, LLC	Kansas

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Entity Name	State(s) of Good Standing

Iowa
South Dakota

UBE Ingredients, LLC	Kansas
Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Georgia
Idaho
Illinois
Indiana
Iowa
Maine
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Texas
Utah
Vermont
Virginia
Washington
Wisconsin

UBE Management, LLC	Kansas
Nebraska
Iowa
South Dakota

UBE Trading, LLC	Kansas

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Schedule 8(c) – Form of Proxy
IRREVOCABLE PROXY
          WHEREAS, the undersigned is executing this Irrevocable Proxy in connection with that certain Subscription Agreement dated as of the date below (the “Subscription Agreement”) between US BioEnergy Corporation (the “Company”) and CHS Inc. (“CHS”).
          The undersigned hereby irrevocably constitutes and appoints Jay Debertin or John Schmitz, or either of them, with full power of substitution and revocation, the undersigned’s true and lawful agent, attorney and proxy, for the undersigned and in the undersigned’s name, place and stead, to vote, or otherwise give consent with respect to, all voting securities of the Company held by the undersigned at any and all meetings, regular or special, of holders of voting securities of the Company or any adjournment(s) or postponements) thereof, giving and granting to each of said attorney all the powers the undersigned would possess if personally present at such meeting:
(a)	for the election to the Board of Directors of the Company of such persons as CHS is entitled to appoint pursuant to the terms of Section 8 of the Subscription Agreement (each, an “Appointee”) until the undersigned shall receive a notice from the Company and CHS that such appointment right has been terminated;

(b)	once elected, for the presence at all times on the Board of Directors of the Company of each Appointee until the undersigned shall receive a notice from the Company and CHS that such appointment right has been terminated.
          The undersigned agrees that the undersigned shall not transfer any voting securities held by the undersigned unless such transferee agrees to be bound by the provisions of this proxy.
          By executing mis proxy, the undersigned hereby revoke all proxies heretofore made by the undersigned with respect to the subject matter contained herein. The undersigned acknowledge that this proxy is coupled with an interest in the common stock of the Company and is irrevocable by the undersigned until the undersigned shall receive a notice from the Company and CHS of termination of this proxy.
Dated: November 17, 2005.

Signature

Print Name

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Exhibit 7(a)
US BioEnergy Corporation
Outstanding Options Granted to Purchase Class A Common Stock

		Shares of
		Class A
	Grant	Common
Holder	Date	Stock
Chad D. Hatch	1/28/2005	30,000

O. Wayne Mitchell	1/28/2005	30,000

Steven P. Myers	1/28/2005	30,000

Roland “Ron” J. Fagen	1/28/2005	30,000

Jennifer A. Johnson	1/28/2005	30,000

Gordon W. Ommen	1/28/2005	30,000

Brian Thome	1/28/2005	30,000

Jill L. Wilts	1/28/2005	30,000

Jeff Roskam	5/10/2005	50,000

Mike Malecha	5/10/2005	25,000

Randy Ives	5/10/2005	25,000

Jerry Byrnes	5/10/2005	25,000

David Dykstra	5/10/2005	20,000

Greg Krissek	5/10/2005	20,000

Ron Hansen	5/10/2005	10,000

Anita Mead	5/10/2005	10,000

Kristi Lee	9/26/2005	15,000

Virg Garbers	10/11/2005	15,000

Capitaline Advisors, LLC	11/17/2005	3,250,000

Global Ethanol, Inc.	11/17/2005	3,250,000

Total:		6,955,000